UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition

On March 30, 2023, the Company announced its financial results for the full year and fourth quarter ended December 31, 2022. The full text of the press release is furnished as Exhibit 99.1 to this report.

Going Concern

In reference to the fiscal year ended December 31, 2022, the Company evaluated whether there are any conditions or events that could raise substantial doubt about its ability to continue as a going concern within one year beyond the date of filing their annual report. The Company has generated no revenues, has incurred operating losses since inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. Until such time as the Company is able to establish a revenue stream from the sale of its therapeutic products, the Company is dependent upon obtaining necessary equity and/or debt financing to continue operations. The Company cannot make any assurances that sales of its lead product, NRX-101, will commence in the near term or that additional financings will be available to it and, if available, on acceptable terms or at all. This could negatively impact the Company’s business and operations and could also lead to the reduction of the Company’s operations.

On November 4, 2022, the Company issued an 9% redeemable promissory note (the “Note”) to Streeterville Capital, LLC, a Utah limited liability company, for an aggregate principal amount of $11.0 million. The Company has the option to make certain payments due under the Note in shares of common stock, subject to certain conditions. As of the date hereof, the Company did not meet the conditions to repay the Note by the delivery of shares of common stock.

The Company typically funded its operating costs, acquisition activities, working capital requirements and capital expenditures with proceeds from the issuances of common stock and other financing arrangements. If the Company is not able to make the required payments for the above Note in common stock and must use its cash for these payments, the Company believes that it does not have sufficient funds to support operations (which are subject to change) through the next year from the date the condensed consolidated financial statements are issued. The Company plans to address this matter by pursuing additional financing opportunities in 2023 to strengthen its balance sheet similar to the previously announced successful registered direct transaction completed in March 2023. In addition, as the Company executes its business plan over the next 12 months, it intends to carefully monitor the impact of its continuing operations on its working capital needs and cash balances relative to the availability of cost-effective debt and equity financing.

The Company’s ongoing clinical activities continue to generate losses and net cash outflows from operations. The Company may raise substantial additional funds, and if it does so, it may do so through one or more of the following: issuance of additional debt or equity and/or the completion of a licensing or other commercial transaction for one of the Company’s product candidates. The Company cannot make any assurances that additional financing will be available to it and, if available, on acceptable terms or at all. This could negatively impact the Company’s business and operations and could also lead to a reduction in the Company’s operations.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release, dated March 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: March 31, 2023	By:	/s/ Michael Kunz
	Name:	Michael Kunz
	Title:	General Counsel